Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Reverse Stock Split described in Note 1 to the consolidated financial statements has not been consummated at March 23, 2026. When it has been consummated and subsequent events through the date of the financial statements were available to be issued have been evaluated, we expect to be in a position to furnish the following consent.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants

Vancouver, Canada

March 24, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated [audit report date], relating to the consolidated financial statements, and financial statement schedules of Optimi Health Corp., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Chartered Professional Accountants

Vancouver, Canada

[Date]

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6	604 687 0947 davidson-co.com